ManpowerGroup Third Quarter Results | October 20, 2020 Exhibit 99.2

FORWARD-LOOKING STATEMENT This presentation contains statements, including statements regarding the anticipated financial and operational impacts of the COVID-19 pandemic and related economic conditions and the Company’s efforts to respond to such impacts, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results. The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements due to numerous factors. These factors include those found in the Company’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2019, as well as the risks and uncertainties arising from the COVID-19 global pandemic and related governmental actions that are included under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which information is incorporated herein by reference. The Company assumes no obligation to update or revise any forward-looking statements. We reference certain non-GAAP financial measures, which we believe provide useful information for investors. We include a reconciliation of these measures, where appropriate, to GAAP on the Investor Relations section of our website at manpowergroup.com.

Consolidated Financial Highlights ManpowerGroup 2020 Third Quarter Results As Reported As Adjusted(1) Q3 Financial Highlights 13% 13% Revenue $4.6B 14% CC 14% CC 20 bps 20 bps Gross Margin 15.8% 72% 37% Operating Profit $62M ($117M as adjusted) 72% CC 38% CC 280 bps 100 bps OP Margin 1.3% (2.6% as adjusted) -93% -38% EPS $0.18 ($1.20 as adjusted) -93% CC -39% CC As Adjusted figures exclude the impact of restructuring charges of $49.9M ($42.1M net of tax), the $5.8M ($5.2M net of tax) loss from dispositions of subsidiaries and a discrete tax item of $12M in Q3 2020; while Q3 2019 excludes the impact of the gain of $30M from our Greater China IPO.

(1) (3) ManpowerGroup 2020 Third Quarter Results EPS Bridge – Q3 vs. Guidance Midpoint Represents unfavorable impacts of $0.21 related to discrete tax item and $0.09 related to the loss from dispositions of subsidiaries.

Consolidated Gross Margin Change ManpowerGroup 2020 Third Quarter Results

Trend Business Line Gross Profit – Q3 2020(1) (1) Business line classifications can vary by entity and are subject to change as service requirements change. █ Manpower █ Experis █ Talent Solutions █ ManpowerGroup – Total ManpowerGroup 2020 Third Quarter Results

SG&A Expense Bridge – Q3 YoY (in millions of USD) Reported ratio is unfavorably impacted 10 bps due to the effect of currency exchange rates on our business mix. In constant currency, SG&A as reported was 14.4% of revenue. ManpowerGroup 2020 Third Quarter Results

Operating Unit Profit (OUP) is the measure that we use to evaluate segment performance. OUP is equal to segment revenues less direct costs and branch and national headquarters operating costs. Americas Segment (20% of Revenue) As Reported As Adjusted(1) Q3 Financial Highlights 15% 15% Revenue $929M 11% CC 11% CC 47% 19% OUP $32M ($48M as adjusted) 44% CC 16% CC 200 bps 20 bps OUP Margin 3.4% (5.2% as adjusted) Excludes the impact of restructuring costs of $16.7M ($12.6M net of tax) in Q3 2020. ManpowerGroup 2020 Third Quarter Results

Revenue Trend - CC Revenue Trend % of Segment Revenue Americas – Q3 Revenue Trend YoY Average Daily Revenue Trend - CC On an organic basis, revenue and ADR for the US decreased 15% and 16%, respectively. (1) ManpowerGroup 2020 Third Quarter Results

As Reported As Adjusted(1) Q3 Financial Highlights 10% 10% Revenue $2.1B 15% CC 15% CC 38% 27% OUP $72M ($85M as adjusted) 41% CC 30% CC 150 bps 90 bps OUP Margin 3.4% (4.0% as adjusted) Southern Europe Segment (46% of Revenue) ManpowerGroup 2020 Third Quarter Results Excludes the impacts of restructuring costs of $7.6M ($5.9M net of tax) and the $5.8M ($5.2M net of tax) loss from dispositions of subsidiaries in Q3 2020.

Southern Europe – Q3 Revenue Trend YoY Revenue Trend - CC Revenue Trend % of Segment Revenue Average Daily Revenue Trend - CC ManpowerGroup 2020 Third Quarter Results

Northern Europe Segment (21% of Revenue) ManpowerGroup 2020 Third Quarter Results As Reported As Adjusted(1) Q3 Financial Highlights 19% 19% Revenue $948M 22% CC 22% CC N/A 93% OUP -$23M (+$2M as adjusted) 92% CC 440 bps 180 bps OUP Margin -2.4% (+0.2% as adjusted) Excludes the impact of restructuring costs of $24.1M ($22.6M net of tax) in Q3 2020.

Northern Europe – Q3 Revenue Trend YoY Revenue Trend - CC Revenue Trend % of Segment Revenue Average Daily Revenue Trend - CC ManpowerGroup 2020 Third Quarter Results

APME Segment (13% of Revenue) ManpowerGroup 2020 Third Quarter Results As Reported As Adjusted(1) Q3 Financial Highlights 5% 5% Revenue $596M 6% CC 6% CC 70% 26% OUP $17M ($18M as adjusted) 70% CC 26% CC 590 bps 90 bps OUP Margin 2.8% (3.0% as adjusted) Excludes the impact of restructuring costs of $1.5M ($1.0M net of tax) in Q3 2020 and the impact of the Greater China IPO gain of $30M in Q3 2019.

APME – Q3 Revenue Trend YoY Revenue Trend - CC Revenue Trend % of Segment Revenue Average Daily Revenue Trend - CC (1) ManpowerGroup 2020 Third Quarter Results

Cash Flow Summary – 9 Months YTD ManpowerGroup 2020 Third Quarter Results

Balance Sheet Highlights Total Debt (in millions of USD) Total Debt to Total Capitalization Total Debt Net Debt Net (Cash) ManpowerGroup 2020 Third Quarter Results

Debt and Credit Facilities – September 30, 2020 (in millions of USD) (3) (1)(2) ManpowerGroup 2020 Third Quarter Results The $600M agreement requires that we comply with a Leverage Ratio (net Debt-to-EBITDA) of not greater than 3.5 to 1 and a Fixed Charge Coverage Ratio of not less than 1.5 to 1, in addition to other customary restrictive covenants. As defined in the agreement, we had a net Debt-to-EBITDA ratio of -0.24 and a fixed charge coverage ratio of 3.33 as of September 30, 2020. (In the agreement, net debt is defined as total debt less cash in excess of $400M.) As of September 30, 2020, there were $0.5M of standby letters of credit issued under the agreement. Under the $600M agreement, we have an option to increase the total availability under the facility by an additional $200M. Represents subsidiary uncommitted lines of credit & overdraft facilities, which total $336.6M. Total subsidiary borrowings are limited to $300M due to restrictions in our Revolving Credit Facility, with the exception of Q3 when subsidiary borrowings are limited to $600M. Interest Rate Maturity Date Total Outstanding Remaining Available Euro Notes - €500M 1.809% Jun 2026 582 - Euro Notes - €400M 1.913% Sep 2022 468 - Revolving Credit Agreement 1.148% Jun 2023 - 599 Uncommitted lines and Other Various Various 38 296 Total Debt 1,088 895

Fourth Quarter 2020 Outlook Revenue Total Down 8-10% (Down 10-12% CC) Americas Down 13-15% (Down 9-11% CC) Southern Europe Down 5-7% (Down 10-12% CC) Northern Europe Down 13-15% (Down 15-17% CC) APME Down 2-4% (Down 4-6% CC) Gross Profit Margin 15.8 – 16.0% Operating Profit Margin 2.3 – 2.5% Tax Rate 39.0% EPS $1.06 – $1.14 (favorable $0.03 currency) ManpowerGroup 2020 Third Quarter Results

Continued improvement in year-over-year revenue trend during the quarter, marking five months of improvement since April 2020. Our talented teams have provided critical work to help people and companies around the world respond and reset following these unprecedented crises. Our Talent Solutions MSP offering was the only one in our industry to be recognized by Everest Group as both a Star Performer and Global Leader in its Contingent Workforce Management Index, scoring highly for vision, strategy and innovation. The actions we are taking to digitize, diversify and innovate are positioning us for further success in 2021 and beyond. Key Take Aways ManpowerGroup 2020 Third Quarter Results